UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2018

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Introductory Note

On February 5, 2018, Marrone Bio Innovations, Inc. (the “Company”) issued to certain accredited investors (collectively, the “Buyers”), including Ospraie Ag Science LLC (“Ospraie”), an aggregate of 40,000,001 units (the “Units”), with each Unit purchased by Ospraie consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock, and each Unit purchased by the other Buyers consisting of one share of Common Stock and one warrant to purchase 0.8 shares of Common Stock, for an aggregate purchase price of $30.0 million, including the conversion to Units of all aggregate principal amounts outstanding under a secured promissory note made by the Company to an affiliate of Ospraie, pursuant to a securities purchase agreement (the “Purchase Agreement”) dated as of December 15, 2017.

Also on February 5, 2018, the Company converted, pursuant to an amendment, dated December 15, 2017, to the senior secured promissory notes, dated as of August 20, 2015, in the aggregate principal amount of $40,000,000 (the “Waddell Notes”), issued and sold to Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology (collectively, “Waddell,” and such amendment, the “Waddell Notes Amendment”), $35,000,000 aggregate principal amount of the Waddell Notes into an aggregate of 20,000,000 shares of Common Stock and 4,000,000 warrants to purchase shares of Common Stock (such conversion, the “Waddell Debt Conversion”), such that $5,000,000 of principal under the Waddell Notes now remains outstanding. Simultaneously with the Waddell Debt Conversion, the maturity of the Waddell Notes was extended to December 31, 2022, all interest payments under the Waddell Notes was deferred to maturity on December 31, 2022, and Ospraie was granted a right of first refusal to acquire the Waddell Notes.

Also on February 5, 2018, the Company converted, pursuant to an amendment, dated December 15, 2017, to the loan agreement, dated as of October 2, 2012 (the “Snyder Loan Agreement”), between the Company and Gordon Snyder, an individual (“Snyder”), as administrative agent to the lenders party thereto (the “Snyder Loan Amendment”), $10,000,000 aggregate principal amount of indebtedness outstanding under the Snyder Loan Agreement to an aggregate of 5,714,285 shares of Common Stock and 1,142,856 warrants to purchase shares of Common Stock (such conversion, the “Snyder Debt Conversion”), such that $2,450,000 of principal under the Snyder Loan Agreement now remains outstanding. Simultaneously with the Snyder Debt Conversion, the maturity of the Snyder Loan Agreement was extended to December 31, 2022, the interest was reduced from 14% to 8% and all interest payments under the Snyder Loan Agreement were deferred to the maturity of the Snyder Loan Agreement on December 31, 2022.

In addition, in connection with its role as exclusive placement agent and financial adviser with respect to the transactions contemplated by the Purchase Agreement, National Securities Corporation (the “Placement Agent”) received warrants to purchase 2,017,143 shares of Common Stock, as well as 800,000 shares of Common Stock.

The closing of the transactions contemplated by the Purchase Agreement, the Waddell Notes Amendment and the Snyder Loan Amendment (the “Transactions”) were subject to, among other conditions, the Company having obtained the approval of its stockholders at the Company’s 2017 Annual Meeting of Stockholders, which was held on January 31, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved each of three proposals related the Transactions.

Item 1.01	Entry into a Material Agreement

In connection with the closing of the Transactions, a voting and lock up agreement, dated February 5, 2018 (the “Voting Agreement”), was entered into by and among certain affiliates of Ospraie (the “Ospraie Group”), certain affiliates of Ardsley Advisory Partners (the “Ardsley Group”), certain affiliates of Waddell (the “Waddell Group”), Pamela G. Marrone and, solely for the purposes of acknowledging its limited obligations pursuant to the Voting Agreement, the Company. Pursuant to the Voting Agreement, among other things, the Ardsley Group, the Waddell Group and Pamela G. Marrone each agreed to vote their existing shares of Common Stock in favor of the election of up to two directors designated by the Ospraie Group at the Company’s 2018 Annual Meeting of Stockholders, subject to certain conditions and limitations.

The foregoing description of the Voting Agreement is a summary of the material terms and is qualified in its entirety by the terms of Voting Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in the Introductory Note of this Current Report on Form 8-K is hereby incorporated by reference to this Item 3.02.

The securities issued pursuant to the Purchase Agreement, the Waddell Notes Amendment, the Snyder Loan Amendment and to the Placement Agent as described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued pursuant to the exemptions from registration provided by Section 4(a)(2) or Section 3(a)(9) of the Securities Act thereunder. Each of the Buyers, Waddell, Snyder and the Placement Agent has represented that such person is an accredited investor, has been provided with such information about the Company as has been requested by such person and has acquired the securities of the Company without a view toward public sale or distribution, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act.

The securities issued in connection with the transactions discussed above were not registered under the Securities Act or state securities laws, and may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective February 5, 2018, in connection with the closing of the Transactions, Robert A. Woods and Yogesh Mago joined the Company’s board of directors and Timothy Fogarty resigned from the Company’s board of directors.

Item 8.01	Other Events

On February 6, 2018, the Company issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement, the Waddell Notes Amendment and the Snyder Loan Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1	Voting and Lock-Up Agreement, dated February 5, 2018, by and among the Ospraie Group, the Ardsley Group, the Waddell Group, Pamela G. Marrone and the Company.

99.1	Press Release, dated February 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: February 6, 2018	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Secretary